Exhibit 10.3
MP MATERIALS CORP.
2020 Stock Incentive Plan

RESTRICTED STOCK UNIT AWARD AGREEMENT
MP Materials Corp., a Delaware corporation (the “Company”), hereby grants to [________] (the “Holder”) as of [DATE] (the “Grant Date”), pursuant to the provisions of the MP Materials Corp. 2020 Stock Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to [________] shares of the Company’s Common Stock, par value $0.0001 per share (“Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided therefor and returning an original execution copy to the Company (or electronically accepts this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect, which electronic acceptance shall constitute the Holder’s electronic signature for all purposes of this Agreement). By executing (manually or electronically) this Agreement, the Holder (a) agrees to abide by all administrative procedures established by the Company or its stock plan administrator, including any procedures requiring the Holder to notify the Company of any proposed sale of any Stock acquired upon the vesting of this Award, (b) agrees that this Award is granted under and governed by the terms and conditions of the Plan, this Agreement, and the applicable provisions (if any) contained in a written agreement between the Holder and any member of the Company Group (an “Employment Agreement”), and (c) hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee on questions relating to the Plan, this Award, and, solely in so far as they relate to this Award, the applicable provisions (if any) contained in an Employment Agreement, if applicable.
2.No Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares.
3.Restriction Period and Vesting.
3.1.Service-Based Vesting Condition. Except as otherwise provided in the Plan or the applicable provisions (if any) contained in an Employment Agreement, if applicable, the Award shall [be fully (100%) vested on the Grant Date / vest [insert vesting schedule] (each such date, a “Vesting Date”); provided that you are, and have been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company's or its Subsidiaries' policies): (a) employed by the Company or any of its Subsidiaries; (b) serving as a Non-Employee Director or (c) providing services to the Company or any of its Subsidiaries as an advisor or consultant (employment or the provision of services pursuant to clauses (a) through (c), as applicable “Service”), in each case, from the date of this Agreement through and including the applicable

Vesting Date; and provided further that you execute (manually or electronically) and do not revoke the Supplemental Release attached as Exhibit A at least 8 days, but no more than 15 days, prior to each successive Vesting Date. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”]
3.2.Termination Prior to the Expiration of the Restriction Period. If the Holder’s Service terminates prior to the end of the Restriction Period for any reason other than the Holder’s death or Disability, then the portion of the Award that was not vested immediately prior to such termination of Service shall be immediately forfeited by the Holder and cancelled by the Company, subject to the applicable provisions (if any) contained in an Employment Agreement, if applicable.
3.3.Change in Control. In the event of a Change in Control, the Award shall be subject to Section 5.8 of the Plan, subject to the applicable provisions (if any) contained in an Employment Agreement, if applicable.
3.4.Death or Disability. Subject to the applicable provisions (if any) contained in an Employment Agreement, if applicable, (i) if the Holder’s Service terminates prior to the end of the Restriction Period due to the Holder’s death or Disability (as defined herein), the Award shall fully vest as of the date of such termination of Service and (ii) for purposes of this Award, “Disability” shall mean the Holder’s absence from the Holder’s duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Holder’s incapacity due to physical or mental illness.
4.Issuance or Delivery of Shares. As soon as practicable (but no later than thirty (30) days) after the vesting of the Award, the Company shall issue or deliver to the Holder, subject to the conditions of this Agreement, the shares of Stock related to the portion of the Award that has vested. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 8.  Prior to the issuance to the Holder of the shares of Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have only the status of a general unsecured creditor of the Company.
5.Transfer Restrictions and Investment Representation.
5.1.Nontransferability of Award. During the Restriction Period, the Award may not be offered, sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) by the Holder or be subject to execution, attachment or similar process other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such shares shall be null and void.

5.2.Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares of Stock and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
6.Restrictive Covenants.
6.1.General. Holder acknowledges and recognizes the highly competitive nature of the business of the Company together with any of its direct or indirect subsidiaries (collectively, the “Company Group”), that access to Confidential Information renders Holder special and unique within the industry of the Company Group, and that Holder will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of Holder’s employment with the Company Group. In light of the foregoing, as a condition of the Award, Holder acknowledges and agrees to the covenants contained in this Section 6. Holder further recognizes and acknowledges that the restrictions and limitations set forth in this Section 6 are reasonable and valid in temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group.
6.2.Confidential Information. Holder acknowledges that, during Holder’s employment with the Company Group, Holder will have access to information about the Company Group and that Holder’s employment with the Company Group shall bring Holder into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, Holder agrees, at all times during the Holder’s employment with the Company Group and thereafter, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any Person without written authorization of the Company, any Confidential Information. Nothing in this Agreement shall prohibit or impede Holder from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Holder understands and acknowledges that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (a) in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Holder understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Moreover, Holder is not required to give prior notice to (or get prior authorization from) the Company regarding any such communication or disclosure. Notwithstanding the foregoing, under no circumstance will Holder be authorized to disclose any information covered by attorney-client privilege or attorney work product of any member of the Company Group without prior written consent of Company’s General Counsel or other officer designated by the Company. Holder does not need the prior authorization of (or to give notice to) any member of the Company Group regarding any communication, disclosure, or activity permitted by this paragraph.
6.3.Assignment of Intellectual Property.
(a)Holder agrees that Holder will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which Holder may (or have previously) solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during Holder’s employment with the Company Group, whether or not during regular working hours, provided they either (i) relate at the time of conception or reduction to practice of the invention to the business of any member of the Company Group, or actual or demonstrably anticipated research or development of any member of the Company Group; (ii) result from or relate to any work performed for any member of the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of any member of the Company Group, or any Confidential Information, or in consultation with personnel of any member of the Company Group (collectively referred to as “Developments”). Holder further acknowledges that all Developments made by Holder (solely or jointly with others) within the scope of Holder’s employment with the Company Group are “works made for hire” (to the greatest extent permitted by applicable law) for which Holder is, in part, compensated by Holder’s base salary, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, Holder hereby assigns to the Company, or its designee, all Holder’s right, title, and interest throughout the world in and to any such Development.
(b)Holder agrees to assist the Company, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. Holder further agrees that Holder’s obligation to execute or cause to be executed, when it is in Holder’s power to do so, any such instrument or papers shall continue after the termination of the term of Holder’s employment with the Company Group until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, that the Company shall reimburse Holder for Holder’s reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of Holder’s mental or physical incapacity or unavailability for any other reason to secure Holder’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company as above, then Holder hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Holder’s agent and attorney in fact to act for and in Holder’s behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by me. Holder hereby waives and irrevocably quitclaims to the Company any and all claims, of any nature whatsoever, that Holder now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company.
    (c)     Non-Interference. During Holder’s employment with the Company Group, Holder shall not, directly or indirectly for Holder’s own account or for the account of any other Person, engage in Interfering Activities.
6.4.Return of Documents. In the event of Holder’s termination of employment from the Company Group for any reason, Holder shall deliver to the Company (and will not keep in Holder’s possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by Holder pursuant to Holder’s employment with the Company Group or otherwise belonging to the Company Group.
6.5.Independence; Severability; Blue Pencil. Each of the rights enumerated in this Section 6 shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this Section 6 or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Section 6, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provision or scope covered thereby, each of the Company and Holder agree that the court making such determination shall have the power to reduce the duration or scope of such provision to the maximum and/or broadest duration or scope permissible by law, and in its reduced form said provision shall then be enforceable.
6.6.Remedies.
(a)Injunctive Relief. Holder expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Section 6 may result in substantial, continuing, and irreparable injury to the members of the Company Group. Therefore, Holder hereby agrees that, in addition to any other remedy that may be available to the Company, any member of the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Section 6. Notwithstanding any other provision to the contrary, Holder acknowledges and agrees that the term of any period of violation of any of the covenants set forth in this Section 6 shall be tolled during any period of violation of any of the covenants in this Section 6. Notwithstanding any other provisions to the contrary, Holder acknowledges and agrees that the term of any period of violation of any of the covenants of this Section 6 shall be tolled during any period of violation of any of the covenants in this Section 6 and during any other period required for litigation during which the Company or any other member of the Company Group seeks to enforce such covenants against Holder if it is ultimately determined that Holder was in breach of such covenants.
(b)Clawback of Proceeds. If the Holder materially violates this Agreement: (i) the Award shall be forfeited and (ii) the Holder shall immediately remit a cash payment to the Company equal to (x) the Fair Market Value of a share of Stock on the date on which the Company first became aware of such violation, multiplied by (y) the number of shares of Stock that became vested and delivered pursuant to Sections 3 and 4 of this Agreement. The remedy provided by this Section 6 shall be in addition to and not in lieu of any rights or remedies which the Company may have against the Holder in respect of a breach by the Holder of any duty or obligation to the Company.
(c)Right of Setoff. The Holder agrees that by accepting the Agreement the Holder authorizes the Company and its affiliates to deduct any amount or amounts owed by the Holder pursuant to this Section 6 from any amounts payable by or on behalf of the Company or any affiliate to the Holder, including, without limitation, any amount payable to the Holder as salary, wages, vacation pay, bonus or the settlement of the Award or any stock-based award. This right of setoff shall not be an exclusive remedy and the Company’s or an affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Holder shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Holder or any other remedy.
6.7.Disclosure of Covenants. As long as it remains in effect, Holder will disclose the existence of the covenants contained in this Section 6 to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such Person or entity.

6.8.Other Covenants. Notwithstanding anything contained in this Agreement to the contrary, in the event that Holder is subject to similar restrictive covenants pursuant to any other agreement with any member of the Company Group (“Other Covenants”), the covenants contained in this Agreement shall be in addition to, and not in lieu of, any such Other Covenants, and enforcement by the Company of the covenants contained in this Agreement shall not preclude the applicable member of the Company Group from enforcing such Other Covenants in accordance with their terms.
6.9.Definitions.
(a) “Business” shall mean any business activities related to rare earth mining and processing, or any other current or demonstrably planned business activities of the Company Group associated with rare earth mining or processing.
(b)“Business Relation” shall mean any current or prospective client, customer, licensee, supplier, or other business relation of the Company Group, or any such relation that was a client, customer, licensee or other business relation within the prior six- (6-) month period, in each case, with whom Holder transacted business or whose identity became known to Holder in connection with Holder’s employment with the Company Group.
(c) “Confidential Information” means information that the Company Group has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company wishes to maintain as confidential. Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the Company Group’s technical data, trade secrets, or know-how, including, but not limited to, research, plans, or other information regarding the Company Group’s products or services and markets, customer lists, and customers (including, but not limited to, customers of the Company on whom Holder called or with whom Holder may become acquainted during the term of Holder’s employment with the Company Group), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other Company Group property. Notwithstanding the foregoing, Confidential Information shall not include any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by Holder or others who were under confidentiality obligations as to the item or items involved.
(d)“Interfering Activities” shall mean (i) recruiting, encouraging, soliciting, or inducing, or in any manner attempting to recruit, encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Company Group to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company Group, (B) hiring any individual who was employed by the Company Group within the six (6) month period prior to the date of such hiring, or (C) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group.
(e)“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.
7.Additional Terms and Conditions of Award.
7.1.Withholding Taxes. (a) As a condition precedent to the issuance or delivery of the Stock upon the vesting of the Award, the Holder shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.
        (b)    The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company; (2) if permitted by the Company, delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (3) if permitted by the Company, authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (4) to the extent permitted by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of same-day sale or (5) any combination of (1), (2), (3) and (4). Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such higher withholding amount permitted by the Committee). Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No share of Stock or certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full. Any determination by the Company with respect to the tendering or withholding of shares of Stock to satisfy the Required Tax Payments shall be made by the Committee if the Holder is subject to Section 16 of the Exchange Act.

7.2.Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of the Holder. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
7.3.Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
7.4.Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.
7.5.Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
7.6.Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
7.7.Taxation. The Holder understands that the Holder is solely responsible for all tax consequences to the Holder in connection with this Award, and no provision of this Agreement shall be interpreted or construed to transfer any such tax consequences imposed on the Holder, including any liability due to a failure to comply with the applicable requirements of Section 409A of the Code, from the Holder or any other individual to the Company or its subsidiaries, affiliates or successors. The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the Award and that the Holder is not relying on the Company for any tax advice. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be administered and construed accordingly, and each settlement hereunder shall be considered a separate payment under Section 409A of the Code. Whenever this Agreement specifies a period for the transfer of shares of Stock to the Holder, the actual date of transfer within such specified period shall be within the sole discretion of the Company, and the Holder shall have no right (directly or indirectly) to determine the year in which such transfer is made. To the extent that the Award is subject to Section 409A of the Code, (i) if any agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable shares of Stock shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code, (ii) if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, such shares of Stock shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (A) the six-month anniversary of such separation from service and (B) the date of the Holder’s death, and (iii) in the event a transfer period straddles two consecutive calendar years, the date of transfer of shares of Stock shall be made in the later of such calendar years.
7.8.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to MP Materials Corp., Attn: General Counsel, 6720 Via Austi Parkway, Suite 450, Las Vegas, NV  89119, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
7.9.Governing Law. Except as provided by Section 7.10, this Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
7.10.Mutual Arbitration Provision. Holder and the Company agree to arbitrate before a neutral arbitrator any and all disputes and claims between Holder and the Company, including any parent, subsidiary or affiliate of the Company, in consideration of the benefits provided to Holder under this Agreement. This provision is governed by the Federal Arbitration Act (9 U.S.C. § 1 et. Seq.) (the “FAA”).
(a)Claims Covered By This Arbitration Provision. Holder and the Company agree to arbitrate before a neutral arbitrator any and all disputes or claims between Holder and the Company, including claims against any current or former officer, director, shareholder, agent or employee of the Company, that arise out of or relate to Holder’s recruiting and/or hiring by, employment with or separation from the Company. This arbitration provision applies, without limitation, to existing or future disputes regarding any city, county, state or federal wage and hour law, trade secrets, unfair competition, compensation, breaks and rest periods, expense reimbursement, termination, discrimination, harassment, breach of contract, fraud, tort, defamation, and claims arising under the Uniform Trade Secrets Act, Civil Rights Acts, Americans Disabilities Act, Age Discrimination in Employment Act, Older Workers Benefit Protection Act, Family Medical Leave Act, Fair Labor Standards Act, Fair Credit Reporting Act, Genetic Information Non-Discrimination Act, claims for violations of Nevada law including but not limited to violation of Chapters 608 and 613 of the Nevada Revised Statutes, and any other state or local law or statute, if any, addressing the same or similar subject matters, and any other similar federal, state and local statutory and common law claims. This arbitration provision is intended to require arbitration of every claim or dispute that lawfully can be arbitrated , except for those claims and disputes which by the terms of this Agreement are expressly excluded.
(b)Claims not Covered By This Arbitration Provision. Notwithstanding the above, Holder and the Company agree that disputes and claims for workers’ compensation benefits, unemployment insurance, state or federal disability insurance, claims for benefits under a plan that is governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and claims for temporary equitable relief in the form of a temporary restraining order or preliminary injunction or any other temporary equitable remedy which may then be available, including the right to injunctive relief as provided in Section 6 herein, are not covered by this arbitration provision and shall therefore be resolved in any appropriate forum under the laws then in effect.
(c)Final and Binding Arbitration. Holder and the Company understand and agree that the arbitration of disputes and claims under this arbitration provision shall be in place of a court trial before a judge and/or jury. Holder and the Company understand and agree that, by executing (manually or electronically) this Agreement, the parties are expressly waiving any and all rights to a trial before a judge and/pr jury regarding any disputes and claims which the parties now have or which they may in the future have that are subject to arbitration under this arbitration provision. The parties also understand and agree that the arbitrator’s decision will be final and binding on both Holder and the Company, subject to confirmation and review on the grounds set forth in the FAA.
(d)Class Action Waiver. All covered claims under this arbitration provision must be brought in the parties’ individual capacity and not as a plaintiff or class member in any purported class. The parties expressly waive any right with respect to any covered claims to submit, initiate or participate as a plaintiff or member in a class action, regardless of whether the action is filed in arbitration or in court. For the avoidance of doubt, this class action waiver will apply to the pending California lawsuit captioned Noriega v. MP Mine Operations LLC, Case No. CIVDS1903740 (San Bernardino Superior Court). Claims may not be joined or consolidated in arbitration with disputes brought by other individual(s), unless agreed to in writing by all parties. Furthermore, if a court orders that a class action should proceed, such action may only proceed in court, and in no event will such action proceed in arbitration. This class action waiver does not apply to representative actions under the Private Attorneys General Act of 2004, Cal. Labor Code §§ 2698, et seq. (“PAGA”).
(e)Arbitration Procedures. Holder and the Company understand and agree that the arbitration shall be conducted on an individual-claimant basis before a single arbitrator in accordance with, and pursuant to, the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”). The AAA Rules may be found on the Internet at http://www.adr.org/Rules or by using an internet search engine to locate “AAA Employment Arbitration Rules and Mediation Procedures.”
(f)Place of Arbitration. Holder and the Company understand and agree that the arbitration shall take place in the county in which Holder works or worked at the time the arbitrable dispute or claim arose.
(g)Cost of Arbitration. Holder and the Company understand and agree that, to the extent required by controlling law, as determined by the arbitrator, the Company will bear the arbitrator’s fee and any other type of expense or cost that Holder would not be required to bear if the dispute or claim was brought in court as well as any other expense or cost that is unique to arbitration.
        (h)    Confidentiality. Except as may be required by law, neither a party nor the arbitrator may disclose the existence, content, or results of any arbitration without the prior written consent of both parties, unless to protect or pursue a legal right.

        (i)     Resolution of Disputes. Holder and the Company understand and agree that any dispute as to the arbitrability of a particular issue or claim pursuant to this arbitration provision is to be resolved in arbitration. The arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this arbitration provision, including, but not limited to any claim that all or any part of this arbitration provision is void or voidable.

        (j)    Complete Agreement. Holder and the Company understand and agree that this arbitration provision contains the complete agreement between the Company and Holder regarding the subject of arbitration of disputes.

(k)Knowing And Voluntary Agreement. HOLDER AND THE COMPANY UNDERSTAND AND AGREE THAT HOLDER AND THE COMPANY HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF THEIR OWN CHOOSING BEFORE SIGNING (MANUALLY OR ELECTRONICALLY) THIS AGREEMENT, AND HOLDER AND THE COMPANY HAVE HAD AN OPPORTUNITY TO DO SO. HOLDER AND THE COMPANY AGREE THAT EACH HAS READ THIS ARBITRATION PROVISION CAREFULLY AND UNDERSTANDS ITS TERMS, AND THAT BY SIGNING (MANUALLY OR ELECTRONICALLY) IT, EACH IS WAIVING ALL RIGHTS TO A TRIAL OR HEARING BEFORE A JUDGE OR A JURY OF ANY AND ALL DISPUTES AND CLAIMS SUBJECT TO ARBITRATION UNDER THIS ARBITRATION PROVISION.
8.Release of Claims. Holder understands and agrees that Holder’s execution (manually or electronically) of this Agreement within 21 days after, but not before, the date of the Agreement, is among the conditions precedent to the Company’s obligation to provide any of the Award or other benefits set forth in the Agreement. The Company shall provide the Award and other benefits in accordance with the terms of this Agreement only if the conditions set forth herein have been met.
8.1.The term “Released Parties” as used in this Agreement includes: (a) the Company and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities; (b) each of the foregoing entities’ and persons’ past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, members, associates, agents, employees, and attorneys; and (c) the predecessors, successors and assigns of each of the foregoing persons and entities.
8.2.Holder, and anyone claiming through Holder or on Holder’s behalf, hereby waive and release the Company and the other Released Parties with respect to any and all claims, whether currently known or unknown, that Holder now has or has ever had against the Company or any of the other Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which Holder executes (manually or electronically) this Agreement, except (i) any claims on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of those wages has been made; and (ii) the claims at issue in a pending California lawsuit captioned Noriega v. MP Mine Operations LLC, Case No. CIVDS1903740 (San Bernardino Superior Court). Without limiting the foregoing, the claims waived and released by Holder hereunder include, but are not limited to all claims under any federal, state, local law dealing with discrimination or based on age, race, sex, national origin, handicap, religion, disability, sexual orientation or any other protected class, status or characteristic. This release of claims includes, but is not limited to Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, the Executive Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Genetic Information Nondiscrimination Act, the Fair Credit Reporting Act, the Delaware Discrimination in Employment Act, the Delaware Persons with Disabilities Employment Protections Act, the California Family Rights Act, California Fair Employment and Housing Act, California Unruh Civil Rights Act, Statutory Provisions Regarding the Confidentiality of AIDS Information -Cal. Health & Safety Code, California Confidentiality of Medical Information Act, California Parental Leave Law, California Apprenticeship Program Bias Law, California Equal Pay Law, California Whistleblower Protection Law, California Military Personnel Bias Law, Statutory Provision Regarding California Family and Medical Leave, Statutory Provisions Regarding California Electronic Monitoring of Employees, The California Occupational Safety and Health Act, as amended, California Obligations of Investigative Consumer Reporting Agencies Law, California Political Activities of Employees Law, California Domestic Violence Victim Employment Leave Law, California Court Leave Law, and those other provisions of the California Labor Code that lawfully may be released, claims for violations of Nevada law including but not limited to violation of Chapters 608 and 613 of the Nevada Revised Statutes and all other similar federal, state and local statutory and common law claims, and any claims arising from or related to any tax, penalty, interest, expense, or other liability imposed on the Holder under the Code, including without limitation any taxes or liabilities imposed pursuant to Section 409A of the Code.

8.3.Notwithstanding the foregoing, the releases and waivers set forth above shall not apply to any claim for unemployment or workers’ compensation, or a claim that by law is non-waivable. Holder confirms that Holder has not filed any legal or other proceeding(s) against any of the Released Parties, is the sole owner of the claims released herein, has not transferred any such claims to anyone else, and has the full right to grant the releases and agreements in this Agreement.
8.4.In the event of any complaint, charge, proceeding or other claim (collectively, “Claims”) filed with any court, other tribunal, or governmental entity that involves or is based upon any claim waived and released by Holder in this Release, Holder hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to Holder, including without limitation any costs, expenses and attorneys' fees incurred by or on behalf of Holder (provided, however, that this Agreement does not limit Holder’s eligibility to receive an award under applicable law, if any, for providing truthful information to a governmental entity).
8.5.HOLDER ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) HOLDER HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS AGREEMENT, INCLUDING THE RELEASE IN THIS SECTION 8; (b) HOLDER RELEASES AND WAIVES CLAIMS UNDER THIS RELEASE KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH HOLDER ALREADY IS ENTITLED; (c) HOLDER HEREBY IS AND HAS BEEN ADVISED OF HOLDER’S RIGHT TO HAVE HOLDER’S ATTORNEY REVIEW THIS RELEASE (AT HOLDER’S COST) BEFORE SIGNING (MANUALLY OR ELECTRONICALLY) IT; (d) HOLDER HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE (MANUALLY OR ELECTRONICALLY) THIS RELEASE; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH HOLDER SIGNS (MANUALLY OR ELECTRONICALLY) THIS RELEASE, HOLDER MAY, AT HOLDER’S SOLE OPTION, REVOKE THE RELEASE UPON WRITTEN NOTICE TO MP MATERIALS CORP., ATTN: GENERAL COUNSEL, 6720 VIA AUSTI PARKWAY, SUITE 450, LAS VEGAS, NV  89119, AND THE RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY HOLDER. IF HOLDER REVOKES THIS RELEASE, IT SHALL BE NULL AND VOID, AND HOLDER WILL NOT RECEIVE THE AWARD SET FORTH UNDER THE AGREEMENT.
8.6.Except as required by law, Holder will not disclose the existence or terms of this Release to anyone except Holder’s accountants, attorneys and spouse (and will ensure that all such persons comply with this confidentiality provision). Nothing in this Release is intended to or shall be construed as an admission by any of the Released Parties that any of them violated any law, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to Holder or otherwise. The Released Parties expressly deny any such illegal or wrongful conduct. This Agreement and the Plan are the entire agreement of the parties regarding the matters described in such agreements and supersede any and all prior and/or contemporaneous agreements, oral or written, between the parties regarding such matters. This Release is governed by Delaware law (without regard to conflicts of laws principles), may be signed (manually or electronically) in counterparts, and may be modified only by a writing signed by all parties.
8.7.Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan. The Holder also hereby acknowledges and agrees that this Award is in complete and full satisfaction of any promises or commitments from the Company, in respect of equity participation, set forth an Employment Agreement, if applicable.
8.8.Entire Agreement. This Agreement, including the Supplemental Release attached as Exhibit A, together with the Plan constitute the entire agreement of the parties with respect to the shares of Stock subject to this Award and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to such shares of Stock, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder or except as provided otherwise in this Agreement or the Plan.
8.9.Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
8.10.Amendment and Waiver. Except as provided otherwise in this Agreement or the Plan, the provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
8.11.Counterparts. This Agreement may be executed (manually or electronically) in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument. A facsimile, pdf, DocuSigned or other electronic signature will have the same force and effect as an original.

THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY SIGN (MANUALLY OR ELECTRONICALLY) BELOW INTENDING TO BE BOUND HERETO:

MP MATERIALS CORP.

By: _______________________
Name:
Title:

Acknowledgment, Acceptance and Agreement:
By signing below (manually or electronically) and returning this Agreement to MP Materials Corp., I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Agreement and the Plan.

______________________________
Holder

______________________________
Date

EXHIBIT A
SUPPLEMENTAL RELEASE AGREEMENT
MP Materials Corp., a Delaware corporation (the “Company”) and ____________________ (“Holder”) hereby enter into this Supplemental Release Agreement (“Supplemental Release”) in accordance with the Restricted Stock Unit Award Agreement between the Company and Holder dated as of ______________, ____ (the “Agreement”), to which this Release is attached. Capitalized terms not expressly defined in this Release shall have the meanings set forth in the Agreement:
1.    Holder understands and agrees that Holder’s execution (manually or electronically) of a copy of this Supplemental Release at least 8 days, but no more than 15 days, before each successive Vesting Date as set forth in the Agreement is among the conditions precedent to the Company’s obligation to provide any of the Award or other benefits set forth in the Agreement. Each Award increment shall vest in accordance with the schedule of Vesting Dates set forth in the Agreement only if the conditions set forth therein and in the Release and this Supplemental Release have been met.
2.    Release of Claims. Holder understands and agrees that Holder’s execution (manually or electronically) of this Agreement within 21 days after, but not before, the date of the Agreement, is among the conditions precedent to the Company’s obligation to provide any of the Award or other benefits set forth in the Agreement. The Company shall provide the Award and other benefits in accordance with the terms of this Agreement only if the conditions set forth herein have been met.
2.1    The term “Released Parties” as used in this Agreement includes: (a) the Company and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities; (b) each of the foregoing entities’ and persons’ past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, members, associates, agents, employees, and attorneys; and (c) the predecessors, successors and assigns of each of the foregoing persons and entities.
2.2.    Holder, and anyone claiming through Holder or on Holder’s behalf, hereby waive and release the Company and the other Released Parties with respect to any and all claims, whether currently known or unknown, that Holder now has or has ever had against the Company or any of the other Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which Holder signs (manually or electronically) this Agreement, except (i) any claims on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of those wages has been made; and (ii) the claims at issue in a pending California lawsuit captioned Noriega v. MP Mine Operations LLC, Case No. CIVDS1903740 (San Bernardino Superior Court). Without limiting the foregoing, the claims waived and released by Holder hereunder include, but are not limited to all claims under any federal, state, local law dealing with discrimination or based on age, race, sex, national origin, handicap, religion, disability, sexual orientation or any other protected class, status or characteristic. This release of claims includes, but is not limited to Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, the Executive Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Genetic Information Nondiscrimination Act, the Fair Credit Reporting Act, the Delaware Discrimination in Employment Act, the Delaware Persons with Disabilities Employment Protections Act, the California Family Rights Act, California Fair Employment and Housing Act, California Unruh Civil Rights Act, Statutory Provisions Regarding the Confidentiality of AIDS Information -Cal. Health & Safety Code, California Confidentiality of Medical Information Act, California Parental Leave Law, California Apprenticeship Program Bias Law, California Equal Pay Law, California Whistleblower Protection Law, California Military Personnel Bias Law, Statutory Provision Regarding California Family and Medical Leave, Statutory Provisions Regarding California Electronic Monitoring of Employees, The California Occupational Safety and Health Act, as amended, California Obligations of Investigative Consumer Reporting Agencies Law, California Political Activities of Employees Law, California Domestic Violence Victim Employment Leave Law, California Court Leave Law, and those other provisions of the California Labor Code that lawfully may be released and all other similar federal, state and local statutory and common law claims and any claims arising from or related to any tax, penalty, interest, expense, or other liability imposed on the Holder under the Code, including without limitation any taxes or liabilities imposed pursuant to Section 409A of the Code.
2.3.    Notwithstanding the foregoing, the releases and waivers set forth above shall not apply to any claim for unemployment or workers’ compensation, or a claim that by law is non-waivable. Holder confirms that Holder has not filed any legal or other proceeding(s) against any of the Released Parties, is the sole owner of the claims released herein, has not transferred any such claims to anyone else, and has the full right to grant the releases and agreements in this Agreement.
2.4.    In the event of any complaint, charge, proceeding or other claim (collectively, “Claims”) filed with any court, other tribunal, or governmental entity that involves or is based upon any claim waived and released by Holder in this Release, Holder hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to Holder, including without limitation any costs, expenses and attorneys' fees incurred by or on behalf of Holder (provided, however, that this Agreement does not limit Holder’s eligibility to receive an award under applicable law, if any, for providing truthful information to a governmental entity).
2.5.    HOLDER ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) HOLDER HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS AGREEMENT, INCLUDING THE RELEASE IN THIS SECTION 2; (b) HOLDER RELEASES AND WAIVES CLAIMS UNDER THIS RELEASE KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH HOLDER ALREADY IS ENTITLED; (c) HOLDER HEREBY IS AND HAS BEEN ADVISED OF HOLDER’S RIGHT TO HAVE HOLDER’S ATTORNEY REVIEW THIS RELEASE (AT HOLDER’S COST) BEFORE SIGNING (MANUALLY OR

ELECTRONICALLY) IT; (d) HOLDER HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE (MANUALLY OR ELECTRONICALLY) THIS RELEASE; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH HOLDER SIGNS (MANUALLY OR ELECTRONICALLY) THIS RELEASE, HOLDER MAY, AT HOLDER’S SOLE OPTION, REVOKE THE RELEASE UPON WRITTEN NOTICE TO MP MATERIALS CORP., ATTN: CHIEF FINANCIAL OFFICER, 6720 VIA AUSTI PARKWAY, SUITE 450, LAS VEGAS, NV 89119, AND THE RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY HOLDER. IF HOLDER REVOKES THIS RELEASE, IT SHALL BE NULL AND VOID, AND HOLDER WILL NOT RECEIVE THE AWARD SET FORTH UNDER THE AGREEMENT.
2.6.    Except as required by law, Holder will not disclose the existence or terms of this Release to anyone except Holder’s accountants, attorneys and spouse (and will ensure that all such persons comply with this confidentiality provision). Nothing in this Release is intended to or shall be construed as an admission by any of the Released Parties that any of them violated any law, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to Holder or otherwise. The Released Parties expressly deny any such illegal or wrongful conduct. This Agreement and the Plan are the entire agreement of the parties regarding the matters described in such agreements and supersede any and all prior and/or contemporaneous agreements, oral or written, between the parties regarding such matters. This Release is governed by Delaware law (without regard to conflicts of laws principles) and may be modified only by a writing signed by all parties. This Agreement may be executed (manually or electronically) in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument. A facsimile, pdf, DocuSigned or other electronic signature will have the same force and effect as an original.
THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY SIGN (MANUALLY OR ELECTRONICALLY) BELOW INTENDING TO BE BOUND HERETO.

HOLDER	MP MATERIALS CORP.

_____________________________	By:________________________

Its:________________________

Dated:______________________	Dated:______________________